Report Name - 10F-3

Fund - Salomon Brothers Worldwide Income Fund

                                Period : 11/01/04 through 04/30/05


                                    ID : 515
                           Issuer Name : HCA Inc (due 01/15/15)
                            Trade Date : 11/16/04
                        Selling Dealer : JP Morgan Chase
                Total Shares Purchased : 1,300,000.00
                        Purchase Price : 99.67
                    % Received by Fund : 0.173%
                        % of Issue (1) : 2.667%
        Other Participant Accounts (2) :      18,700,000.00
                      Issue Amount (2) :     750,000,000.00
          Total Received All Funds (2) :      20,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : HCA Inc (due 01/15/15)
                            Trade Date : 11/16/04
                 Joint/Lead Manager(s) : JP Morgan Securities
                                         Merrill Lynch & Co
                         Co-Manager(s) : Banc of America Securities LLC
                                         Citigroup Global Markets Inc.
                                         Deutsche Bank Securities Inc.
                                         Mizuho International plc
                                         Wachovia Capital Markets, LLC
                                         Scotia Capital (USA) Inc.
                                         SunTrust Capital Markets, Inc.
                                         BNY Capital Markets, Inc.
                                         Calyon Securities (USA) Inc.
                                         KeyBanc Capital Markets
                         Selling Group : N/A


                                    ID : 78
                           Issuer Name : Chesapeak Energy Corp (due 2015)
                            Trade Date : 12/01/04
                        Selling Dealer : Deutsche Bank
                Total Shares Purchased : 4,625,000.00
                        Purchase Price : 99.05
                    % Received by Fund : 0.771%
                        % of Issue (1) : 2.000%
        Other Participant Accounts (2) :       7,375,000.00
                      Issue Amount (2) :     600,000,000.00
          Total Received All Funds (2) :      12,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Chesapeak Energy Corp (due 2015)
                            Trade Date : 12/01/04
                 Joint/Lead Manager(s) : Banc of America Securities LLC
                                         Credit Suisse First Boston Corp
                                         Deutsche Bank Securities Inc
                                         Lehman Brothers
                                         UBS
                         Co-Manager(s) : Bear Stearns & Co Inc
                                         BNP Paribas
                                         Citigroup
                                         Comerica Bank
                                         Morgan Stanley
                                         Raymond James & Associates Inc
                                         RBC Capital Markets
                                         Suntrust Bank
                                         TD Waterhouse Investor
                                            Services Inc.
                         Selling Group : N/A